Exhibit 99.1

CORONADO BIOSCIENCES CLOSES $10 MILLION

PRIVATE PLACEMENT FINANCING

Burlington, MA – March 3, 2015 – Coronado Biosciences, Inc. (NASDAQ: CNDO) announces that it has closed a private placement of a promissory note for $10 million. The Company intends to use the proceeds from the offering to acquire medical technologies and products as well as create subsidiaries in which it can advance technologies and products.

The note matures in 36 months, provided that during the first 24 months the Company can extend the maturity date by six months, resulting in a 42 month maturity. No principal amounts will be due for the first 24 months (or the first 30 months if the maturity date is extended). Thereafter, the note will be repaid at the rate of 1/12 of the principal amount per month for a period of 12 months.

The note bears an 8% coupon payable quarterly during the first 24 months (or the first 30 months if the note is extended) and monthly during the last 12 months. National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (NASDAQ:NHLD), acted as the sole placement agent for the offering.

The note was sold in the private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The note has not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Coronado Biosciences

Coronado Biosciences is a biopharmaceutical company dedicated to investing in, acquiring, developing and commercializing novel pharmaceutical products. The Company’s portfolio currently includes novel immunotherapy agents for the treatment of autoimmune diseases and cancer. As part of its growth strategy, the company plans to leverage its biopharmaceutical business and drug development expertise to acquire rights to, or to finance, innovative pharmaceutical and biotechnology products, technologies and/or companies, using a variety of approaches including licensing, partnerships, joint ventures, direct financings and/or public and private spin-outs. For more information, visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our need for substantial additional funds; risks related to our growth strategy; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Representing Coronado in this offering was Wyrick Robbins Yates & Ponton LLP. Representing National Securities was Olshan Frome Wolosky LLP, and representing the note purchaser was Duane Morris LLP.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com